EXHIBIT 6.0

                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that the undersigned members of the Board of Directors and the Chief Financial Officer, hereby constitute and appoint Richard Hennion, William W. Walsh, Alexander Vermitsky and Peter DeMarco or any other Authorized Person, jointly and severally, as my attorneys-in-fact, each with full power of substitution, to sign on my behalf and in his name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, an amendment to the Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, for Smart Trust, Tax Free Income Trust (2006 Series A) and hereby grant unto each of said attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such amendment to the Registration Statement, and to maintain the effectiveness of such amendment to the Registration Statement for Smart Trust, Tax Free Income Trust (2006 Series A), that each or any of them may lawfully do or cause to be done.




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IN WITNESS WHEREOF, the undersigned have hereunto set his hand this 1st day of
March, 2006.

                                                   /s/ William W. Walsh
                                               ---------------------------------
                                                   William W. Walsh

                                                   /s/ Richard Hennion
                                               ---------------------------------
                                                   Richard Hennion

                                                   /s/ Debbie Williams
                                               ---------------------------------
                                                   Debbie Williams



               On this 1st day of March, 2006 personally appeared before me, a Notary Public in and for said County and State, the persons named above who are known to me to be the persons whose names and signatures are affixed to the foregoing Power of Attorney and who acknowledged the same to be their voluntary act and deed for the intents and purposes therein set forth.

                                /s/ Kelly K. Guisewhite
                                ---------------------------------------
                                                      Notary Public





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